UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 16, 2026

Value Line, Inc.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S. Employer Identification No.)

551 Fifth Avenue
New York, New York
(Address of Principal Executive Offices)
10176
(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each Exchange on which registered
Common stock, $0.10 par value per share	VALU	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Alfred R. Fiore, a director of the Company since 2010, died on December 6, 2025.

On January 16, 2026, Dr. Alexander J. Swistel was appointed by the Board of Directors of Value Line, Inc. (the “Company”) to serve as director of the Company and as a member of the Board’s Audit Committee. Dr. Swistel is retired Associate Professor at Weill Cornell Medical College and is a graduate of Harvard University and Brown University School of Medicine. There is no arrangement or understanding between Dr. Swistel and any other person pursuant to which Dr. Swistel was selected as a director of the Company. No family relationships exist between Dr. Swistel and any of the Company’s directors or executive officers. There are no transactions to which the Company was or is a participant and in which Dr. Swistel has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Dr. Swistel will receive the same compensation as other members of the Audit Committee, which is a director’s fee of $40,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.
(Registrant)

By:	/s/ Howard A. Brecher
Howard A. Brecher
Chairman & Chief Executive Officer
Date: January 16, 2026